UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 28, 2007 (March 27, 2007)

NEUROMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	000-50856	04-3308180
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
62 Fourth Avenue
Waltham, MA 02451
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (781) 890-9989

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under Section Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

tem 2.02. Results of Operations and Financial Condition.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 27, 2007, NeuroMetrix, Inc. (the “Company”) concluded that the previously issued consolidated financial statements for each of the fiscal years ended December 31, 2002, 2003, 2004 and 2005, the three months ended March 31, 2006 included in the Company’s Form 10-Q for the quarter ended March 31, 2006, the three and six months ended June 30, 2006 included in the Company’s Form 10-Q for the quarter ended June 30, 2006 and the three and nine months ended September 30, 2006 included in the Company’s Form 10-Q for the quarter ended September 30, 2006 should no longer be relied upon because of an error in such consolidated financial statements.  The error, which was identified by the Company in connection with the Company’s preparation of its financial statements for the year ended December 31, 2006, relates to the Company’s liability for state sales taxes, as described below.

Sales taxes are assessed on sales of tangible goods and should be collected from customers to whom the Company’s products are sold and then remitted to the state in which the sale took place.  In connection with the preparation of the Company’s financial statements for the year ended December 31, 2006, the Company determined that it had not been collecting and remitting sales taxes from customers in a number of states in which it was operating.  Accordingly, the Company now has determined that it must record a sales tax liability relating to sales made to customers in these states.  In order to properly reflect this liability, the Company will record the following additional sales tax liability as a general and administrative expense for the periods noted below.

The adjustment does not affect the previously reported revenue or gross margins.

The effect of the sales tax adjustments described above for the years ended December 31, 2002, 2003, 2004 and 2005 and for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006 are as follows:

Year Ended as of December 31,				Quarter Ended as of
2002	2003	2004	2005	March 31, 2006	June 30, 2006	September 30, 2006
$ 101,000	$202,000	$423,000	$689,000	$250,000	$297,000	$309,000

As a result, the Company’s net income or loss and net income or loss per share, on a diluted basis, for these periods will be restated as follows:

(in thousands, except per share data)	Year Ended as of December 31,
	2002	2003	2004	2005
Net income (loss), as previously reported	$(4,793)	$(3,667)	$(4,284)	$938
Net income (loss), as restated	$(4,894)	$(3,869)	$(4,707)	$249
Net income (loss) per share, diluted, as previously reported	$(13.17)	$(5.46)	$(2.35)	$0.07
Net income (loss) per share, diluted, as restated	$(13.27)	$(5.66)	$(2.42)	$0.02

	Quarter Ended as of
	March 31, 2006	June 30, 2006	September 30, 2006
Net income (loss), as previously reported	$147,338	$1,530,700	$2,413,630
Net income (loss), as restated	$(102,662)	$1,233,700	$2,104,630
Net income (loss) per share, diluted, as previously reported	$0.01	$0.12	$0.18
Net income (loss) per share, diluted, as restated	$(0.01)	$0.09	$0.16

The Company reported in a press release on February 2, 2007 net income of $1,208,100 and net income per share, diluted, of $0.09 for the three months ended December 31, 2006. As a result of the sales tax liability accrual referred to above, the Company’s revised net income and net income per share, diluted, for the three months ended December 31, 2006 were $1,032,138 and $0.08, respectively.

It is possible that we may be able to recover some of these amounts from our customers or obtain some tax relief from the states where we owe sales tax; however, we cannot provide any assurance that we will be able to recover any of these amounts or obtain any relief.  Going forward, the Company intends to update its billing and collection practices to collect these sales taxes from its customers and remit them to the states.

The Company will correct this error by restating the fiscal year financial information for the years ended December 31, 2004 and 2005 and the quarterly financial information included in the footnotes to its financial statements for the year ended December 31, 2006 to be filed with the Company’s Form 10-K for the year ended December 31, 2006.  The Company will also correct its financial information for the years ended December 31, 2002 and 2003 by restating the information to the extent it is included in the selected financial data included in the Company’s Form 10-K for the year ended December 31, 2006.

The Company has determined that the failure to properly record the sales taxes in the financial statements constitutes a material weakness in the Company’s internal control over financial reporting.

The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters disclosed in this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: March 28, 2007	By:	/s/ Shai N. Gozani, M.D., Ph.D.
Name: Shai N. Gozani, M.D., Ph.D.
Title: Chief Executive Officer and President